SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    October 10, 2002

ADVANCED TISSUE SCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-016607	14-1701513
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10933 North Torrey Pines Road, La Jolla, California 92037
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:    (858) 713-7300

                            Not Applicable
(Former name or former address, if changed since last report)

Item 3.    Bankruptcy or Receivership

On October 10, 2002, Advanced Tissue Sciences, Inc. announced that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California. No trustee, receiver, fiscal agent or similar officer has been appointed. A filing under Chapter 11 allows a company to continue operating in the ordinary course of business while it evaluates and formulates its restructuring plans.

A copy of the press release issued on October 10, 2002, announcing the filing of the reorganization petition and related matters is attached as an exhibit to this report.

Statements in this report that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. Risks and uncertainties exist in the company’s operations, including, without limitation, uncertainties related to the impact of the Chapter 11 filing on the company’s operations and prospects, the ability of the company to successfully reorganize, whether the sale of the company’s joint venture interest to Smith & Nephew will be consummated, the ability to obtain additional milestones and financing to continue operations, a history of operating losses and accumulated deficits, the company’s reliance on collaborative relationships, the outcome of clinical trials, the ability to obtain the appropriate regulatory approvals, the company’s ability to develop and successfully commercialize products, market acceptance of products, the company’s ability to obtain and retain patent protection, as well as other risks detailed from time to time in publicly available filings with the Securities and Exchange Commission including, without limitation, Advanced Tissue Sciences’ Annual Report on Form 10-K for the year ended December 31, 2001 and the company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002. The company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances arising after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 7.    Exhibits

Exhibit Number	Description

99.1	Advanced Tissue Sciences, Inc. press release dated October 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED TISSUE SCIENCES, INC.

By:	/S/ ARTHUR J. BENVENUTO
Arthur J. Benvenuto Chairman of the Board, President and Chief Executive Officer

Date: October 10, 2002

EXHIBIT INDEX

Exhibit Number	Description

99.1	Advanced Tissue Sciences, Inc. press release dated October 10, 2002.

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